UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, Janet Nguyen Gutkin was appointed as the Company’s Chief Accounting Officer. Ms. Gutkin will carry out her responsibilities as the Company's Chief Accounting Officer pursuant to the terms of an Agreement for Consulting Services with the Company, dated effective January 16, 2014 (the “Agreement”). The Agreement, which is terminable by either party upon 30 days written notice, provides that Ms. Gutkin will be an independent contractor of the Company and will receive compensation of $8,750 per month. In connection with her appointment as Chief Accounting Officer, the Company also entered into an Indemnification Agreement with Ms. Gutkin, dated effective February 21, 2014, pursuant to which, among other things, the Company agrees to provide Ms. Gutkin with usual and customary indemnification rights.

Ms. Gutkin has served as Chief Financial Officer of New Asia Partners (“NAP”), an international private equity group focused on emerging growth stage companies, since September 2011. Prior to NAP, Ms. Gutkin served as Senior Vice President and Corporate Controller of Quality Systems, Inc., a developer of medical and dental practice management software from November 2004 to September 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: February 21, 2014	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni President and Chief Executive Officer